                                                                   EXHIBIT 3.8.3


                   AMENDED AND RESTATED PARTNERSHIP AGREEMENT
                       OF TRUMP ATLANTIC CITY ASSOCIATES


          AMENDED AND RESTATED PARTNERSHIP AGREEMENT made this ___ day of April, 1996 by and between TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P., a Delaware limited partnership having an address at Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401 ("Holdings"), and TRUMP PLAZA HOLDING, INC., a corporation organized under the laws of the State of Delaware having an address at Mississippi Avenue and the Boardwalk, Atlantic City, New Jersey 08401 ("TPHI"). Holdings and TPHI are sometimes hereinafter individually referred to as a "Partner" and collectively as "Partners."

                                  WITNESSETH:

          WHEREAS, Donald J. Trump ("Trump") and TPHI, as general partners, formed Trump Plaza Holding Associates (the "Partnership") by entering into the Partnership Agreement of the Partnership under the laws of the State of New Jersey on February 17, 1993, and amended such agreement on June 3, 1993 (said Partnership Agreement, as so amended, is referred to herein as the "Original Agreement"); and

                                 WHEREAS, on June 12, 1995, Trump contributed
his 99% general partnership interest in the Partnership to Holdings; and

          WHEREAS, Trump, TPHI and Holdings entered into Amendment No. 2 to Partnership Agreement of Trump Plaza Holding Associates ("Amendment No. 2") on June 12, 1995 to provide for Trump's withdrawal as a general partner of the Partnership and Holdings' admission as a 99% general partner in the Partnership; and

          WHEREAS, TPHI and Holdings entered into Amendment No. 3 to Partnership Agreement of Trump Plaza Holding Associates ("Amendment No. 3"; the Original Agreement as amended by Amendment No. 2 and as further amended by Amendment No. 3 is referred to herein as the "Prior Agreement") to provide for the change of the Partnership's name to Trump Atlantic City Associates; and

          WHEREAS, TPHI and Holdings desire to amend and restate in its entirety the Prior Agreement and to set forth their respective rights and obligations as Partners of the Partnership;

          NOW, THEREFORE, TPHI and Holdings agree that the Prior Agreement is hereby amended and restated in its entirety effective as of the date hereof and that the Partnership is hereby continued as a general partnership on the terms and conditions set forth herein, and further agree as follows:

      1.  DEFINITIONS.
          -----------

          1.1 CERTAIN DEFINITIONS. In addition to the other terms defined elsewhere herein, the following terms shall have the respective meanings set forth below:

          "Accountants" means the national firm or firms of independent certified public accountants selected by the Managing Partner on behalf of the Partnership to audit the books and records of the Partnership and to prepare statements and reports in connection therewith, which initially shall be Arthur Andersen LLP.

          "Additional Distributions" means distributions by the Partnership pursuant to Section 10.3 hereof.

          "Affiliate" means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries controls or is controlled by or under common control with the specified Person.

          "Bankruptcy" means, with respect to any Person, (i) the commencement by such Person of any petition, case or proceeding seeking relief under any provision or chapter of the federal bankruptcy code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Person is insolvent or bankrupt, (iii) the entry of an order for relief under the federal bankruptcy code with respect to such Person,
(iv) the filing of any such petition or the commencement of any such case or proceeding against such Person, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Person admitting the allegations of any such petition.

          "Business Day" means a day other than a Saturday or Sunday or other day on which banks are authorized or required by law to close in the City of New York.

          "Capital Account" means, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704 (b) of the Code and the Regulations promulgated thereunder. In the event that a Partnership Interest is transferred in accordance with the terms of this Agreement, the Capital Account, at the time of the transfer, of the transferor attributable to the transferred interest shall carry over to the transferee.

          "Capital Contribution" means, with respect to any Partner, the initial Gross Asset Value of any Contributed Property (net of liabilities to which such property is subject) set forth in Section 8, as such Capital Account will be amended from time to time to reflect the amount of money and the Gross Asset Value of any Contributed Property received by the Partnership pursuant to any additional Capital Contribution.

          "Casino Control Act" means the New Jersey Casino Control Act and the regulations thereunder.

          "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

          "Commission" means the New Jersey Casino Control Commission.

          "Depreciation" means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is
                                            --------  -------
a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

          "Entity" means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other entity.

          "Gross Asset Value" means, with respect to any asset of the Partnership, such asset's adjusted basis for federal income tax purposes, except as follows:

               (a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be (i) in the case of any asset described on attached Schedule I, the gross fair market value ascribed thereto on such Schedule and (ii) in the case of any other asset hereafter contributed by a Partner, the gross Fair Market Value of such asset at the time of its contribution.

               (b) the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross Fair Market Values:

               (i) immediately prior to a Capital Contribution (other than a de
                                                                             --
     minimis Capital Contribution) to the Partnership by a new or existing
     -------
     Partner as consideration for a Partnership Interest;

               (ii) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as
                              -- -------
     consideration for the redemption of a Partnership Interest;

               (iii) immediately prior to the liquidation of the Partnership to a Partner of more than a de minimis amount of Partnership property as
                              -- -------
     consideration for the redemption of a Partnership Interest; and

               (iv) upon any other event as to which the Managing Partner reasonably determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners;

               (c) the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross Fair Market Values of such assets as of the date of distribution; and

               (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be
                  --------  -------
     adjusted pursuant to this paragraph to the extent that the Managing Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership's assets for purposes of computing
Net Income and Net Loss.   Any adjustment to the Gross Asset Values of
Partnership property shall require an adjustment to the Partners' Capital Accounts; as for the manner in which such adjustments are allocated to the Capital Accounts, see clause (c) of the definition of Net Income and Net Loss in the case of adjustment by Depreciation, and clause (d) of said definition in all other cases.

          "Indebtedness" means any obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or a trade payable, if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, (iii) to the extent not otherwise included, obligations under interest rate exchange, currency exchange, swaps, futures or similar agreements, and (iv) guaranties (other than endorsements for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, reimbursement agreements in respect of letters of credit), of all or any part of any Indebtedness of any third party.

               "Managing Partner" means Holdings.

          "Net Income" or "Net Loss" means, for each fiscal year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code); (c) in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation
Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Section 5.1; and (f) excluding any items specially allocated pursuant to Section 5.2. Once an item of income, gain, loss or deduction has been included in the initial computation of Net Income or Net Loss and is subjected to the special allocation rules in Section 5.2, Net Income and Net Loss shall be computed without regard to such item.

               "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

          "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

          "Partner" means each of TPHI or Holdings, their duly admitted successors and assigns or any Person who is a partner of the Partnership at the time of reference thereto.

          "Partner Nonrecourse Debt" shall have the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Deductions" shall have the meaning set forth in
Section 1.704-2(i)(2) of the Regulations.

          "Partnership Interest" means any interest of TPHI or Holdings or any Transferee in the Partnership, including the right of such Partner to benefits to which it may be entitled under, and the obligations of such Partner to comply with, all the terms and provisions of this Agreement.

          "Partnership Minimum Gain" shall have the meaning set forth in Section 1.704-2(b)(2) of the Regulations.

          "Percentage Interest" means, with respect to any Partner, the percentage ownership interest of such Partner in such items of the Partnership as to which the term "Percentage Interests" is applied in this Agreement, initially 1% for TPHI and 99% for Holdings, subject to appropriate adjustment in accordance with the provisions hereof.

          "Person" means any natural person or Entity.

          "Pledge Agreement" means the pledge agreement dated June 12, 1995 from the Partnership, as pledgor, to First Bank National Association, as collateral agent, securing the Senior Secured Notes due 2005 of Holdings and Trump Hotels & Casino Resorts Funding, Inc., as joint obligors.

          "Profits" and "Losses" means, for each fiscal year or other period, an amount for such year or period determined in the manner prescribed in Code
Section 703(a) (including separately state items), (i) using the tax accounting methods used for Federal income tax purposes, (ii) adding any tax-exempt income and subtracting any deductions or expenditures described in or treated as expenditures under Code Section 705(a)(2) not otherwise taken into account,
(iii) reflecting the book adjustment of the Capital Accounts as initially reflected in Article 8 hereof and as prescribed in Regulations under Code
Section 704(b) and (c), and (iv) taking into account any amounts or items of income or expense specially allocated pursuant to Section 9.

          "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          "Tax Amounts" with respect to any year shall not exceed an amount equal to (a) the higher of (i) the product of (A) the taxable income of the Partnership for such year as determined in good faith by the Managing Partner and (B) the Tax Percentage and (ii) the product of (A) the alternative minimum taxable income attributable to the Partnership for such year as determined in good faith by the Managing Partner and (B) the Tax Percentage, reduced by (b) to the extent not previously taken into account, any income tax benefit attributable to the Partnership which could be realized (without regard to the actual realization) by its Partners in the current or any prior taxable year, or portion thereof, commencing on the date of this Partnership Agreement (including any tax losses or tax credits), computed at the applicable Tax Percentage for the year that such benefit is taken into account for purposes of this computation. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods.

          "Tax Distribution" means distributions by the Partnership pursuant to
Section 10.2 hereof.

          "Tax Items" shall have the meaning set forth in Section 9.3(a).

          "Tax Payment Loan" shall have the meaning set forth in Section 10.4(a) hereof.

          "Tax Percentage" means the highest, aggregate effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which any Partner would be subject in the relevant year of determination (as certified to the Managing Partner by the Accountants); provided, however,
                                                           --------  -------
that in no event shall the Tax Percentage be greater than the sum of (x) the highest, aggregate effective marginal rate of Federal, state, and local income tax, or when applicable, alternative minimum tax, to which the Partnership would have been subject if it were a C corporation for Federal income tax purposes, and (y) 5 percentage points. If any Partner is an S corporation, partnership, or similar pass-through entity for Federal income tax purposes, the Tax Percentage shall be computed based upon the tax rates applicable to the shareholder or partner of such Partner, as the case may be.

          "Transferee" means each Person who pursuant to Article 11 hereof or otherwise acquires a Partnership Interest from a Partner or a Transferee thereof.

          "Withholding Tax Act" shall have the meaning set forth in Section 10.4(a) hereof.

          1.2       ACCOUNTING TERMS AND DETERMINATIONS.  All references in this
                    -----------------------------------
Agreement to "generally accepted accounting principles" or "GAAP" shall mean generally accepted accounting principles in effect in the United States of America at the time of application thereof. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared, in accordance with generally accepted accounting principles, applied on a consistent basis.

          2.   NAME.  The name of the Partnership is Trump Atlantic City
               ----
Associates (the "Partnership").

          3.   PURPOSE.  The character of the Partnership's business is (i) to
               -------
own and operate Trump Plaza Hotel and Casino in Atlantic City, New Jersey and conduct casino gaming, (ii) to own and operate the Trump Taj Mahal Casino Resort in Atlantic City, New Jersey and conduct casino gaming, (iii) to own and operate such other gaming properties and facilities as the Partnership may acquire, and
(iv) to do all things necessary, incidental, desirable or appropriate in connection with the foregoing.

          4.   PLACE OF BUSINESS.  The principal place of business of the
               -----------------
Partnership in the State of New Jersey shall be Mississippi Avenue and The Boardwalk, Atlantic City, New Jersey 08401.

          5.   PARTNERS.  The name and place of residence of the General
               --------
Partners interested in the Partnership is as follows:

Trump Hotels & Casino Resorts       Trump Plaza Holding, Inc.
  Holdings, L.P.                    Mississippi Avenue and
Mississippi Avenue and                  The Boardwalk
  The Boardwalk                     Atlantic City, N.J. 08401
Atlantic City, N.J. 08401

          6.   MANAGING PARTNER.  All decisions affecting the business and
               ----------------
affairs of the Partnership, including, but not limited to the financing, refinancing, sale, management or leasing of any Partnership property, or any part thereof, the acquisition, development, financing, sale or leasing of other property and all matters arising under this Agreement shall be decided by Holdings, which shall act as the Managing Partner of the Partnership.

          7.   TERM.  The term for which the Partnership is to exist is to the
               ----
close of business on the 31st day of December, 2030, unless sooner terminated pursuant to Section 13.1 hereof.

          8.  CAPITAL ACCOUNTS.  The capital account as of the date of this
              ----------------
Agreement of each Partner is as follows:

               Holdings             $____________

               TPHI                 $____________

No interest shall be paid by the Partnership on balances in Capital Accounts nor shall any other funds be distributed or distributable, except as provided in this Agreement.

          9.   ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS.
               ------------------------------------------------

          The Net Income, Net Loss and/or other Partnership items shall be allocated as follows:

               9.1  ALLOCATIONS OF NET INCOME AND NET LOSS.
                    --------------------------------------

          (a) NET INCOME.  Except as otherwise provided herein, Net Income for
              ----------
any fiscal year or other applicable period shall be allocated in the following order and priority:

          (i) First, to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph (a)(i) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraph (b) (ii) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated to the Permitted Partners pursuant to subparagraph
(b)(ii) hereof.

          (ii) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (b) NET LOSS.  Except as otherwise provided herein, Net Loss of the
              --------
Partnership for each fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

          9.2       SPECIAL ALLOCATIONS.  Notwithstanding any provisions of
                    -------------------
Section 9.1, the following special allocations shall be made, to the least extent necessary to satisfy section 704(b) of the Code and the Regulations promulgated thereunder, in the following order:

          (a) MINIMUM GAIN CHARGEBACK (NONRECOURSE LIABILITIES).  If there is a
              -------------------------------------------------
net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or

(f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation
Section 1.704-2(f)(6). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to those paragraph
(a) shall be made in proportion to the respective amounts required to be allocated to each partner pursuant hereto.

          (b) MINIMUM GAIN ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT.  If there
              -----------------------------------------------------
is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property (as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership in come and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (c) NONRECOURSE DEDUCTIONS.  Nonrecourse Deductions for any fiscal
              ----------------------
year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests. For purposes of Regulation Section 1.752-3(a)(3), "excess nonrecourse liabilities" shall be allocated among the Partners in proportion to their respective Percentage Interests.

          (d) PARTNER NONRECOURSE DEDUCTIONS.  Partner Nonrecourse Deductions
              ------------------------------
for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

          (e) ADDITIONAL ALLOCATIONS.  Notwithstanding the foregoing, if, upon
              ----------------------
final dissolution and termination of the Partnership and after taking into account all allocations of Net

Income and Net Loss (and other Tax Items) under this Section 9, the distributions to be made in accordance with the positive Capital Account balances would result in a distribution that would be different from a distribution under Section 10.3 hereof, then gross items of income and gain (and other Tax Items) for the taxable year of the final dissolution and termination (and, to the extent permitted under Section 761(c) of the Code, gross items of income and gain (and other Tax Items) for the immediately preceding taxable year) shall be allocated to the Partners to increase or decrease their Capital Account balances, as the case may be, so that the final distribution will occur in the same manner as a distribution under Section 10.3 hereof.

               9.3  TAX ALLOCATIONS.
                    ---------------

          (a) GENERALLY.  Subject to paragraphs (b) and (c) hereof, items of
              ---------
income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same
                ---------
basis as their respective book items.

          (b) SECTIONS 1245/1250 RECAPTURE.  If any portion of gain from the
              ----------------------------
sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), except to the
                                            -------------
extent that the tax treatment of such sale is governed by Section 704(c) of the Code as provided under Section 9.3(c) hereof, then (i) such Affected Gain, to the extent attributable to depreciation or amortization allowed or allowable for any taxable period subsequent to the date hereof, shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income or Net Loss for such respective period.

          (c) ALLOCATIONS RESPECTING SECTION 704(C).  Property contributed to
              -------------------------------------
the Partnership shall be subject to Section 704(c) of the Code and Regulation
Section 1.704-3 so that notwithstanding Section 9.2 hereof, taxable gain and loss from disposition of such property contributed to the Partnership that is subject to Section 704(c) of the Code shall be allocated on a property by property basis in accordance with the Regulations promulgated thereunder.  For the purpose of allocating Tax Items, the
                         --------------------------------------------
Partnership shall apply the "ceiling rule" set forth in Regulation Section
- --------------------------------------------------------------------------
1.704-3, the effect of which will not be subject to cure by special allocation.
- ------------------------------------------------------------------------------
The Partnership shall allocate items of income, gain, loss and deduction allocated to it by a partnership to the Partner or Partners contributing the interest or interests in such partnership, so that, to the greatest extent possible and consistent with the foregoing, such contributing Partner or Partners are allocated the same amount and character of items of income, gain, loss and deduction with respect to such partnership that they would have been allocated had they contributed undivided interests in the assets owned by such partnership to the Partnership in lieu of contributing the interest or interest in the partnership to the Partnership.

               9.4 BOOKS OF ACCOUNT. At all times during the continuance of
                   ----------------
the Partnership, the Managing Partner shall maintain or cause to be maintained full, true, complete and correct books of account in accordance with GAAP, using the calendar year as the fiscal and taxable year of the Partnership. In addition, the Partnership shall keep all records required to be kept pursuant to the Act.

               9.5  TAX CERTIFICATIONS.
                    ------------------

          (a) The Partnership shall deliver to each Partner, from time to time as necessary to implement timely the provisions of this Agreement, certificates executed by its chief financial officers and the Accountants indicating the respective calculations with respect to, and the amounts of, a Partner's share of Tax Distributions and the amount of any repayments to the Partnership called for thereunder, together with supporting schedules in reasonable detail all as of each pertinent date and delivered at least 15 business days prior to the date payment is due.

          (b) The certificates delivered pursuant to paragraph (a) thereof shall be deemed approved by all parties and the Partnership shall act upon such certificate as provided in this Agreement unless within five business days of delivery of such certificate a Partner objects to the contents of any certificate by written notice in detail sufficient to state the basis for the objection. The Partners shall negotiate in good faith to resolve such objection.

          10.  DISTRIBUTIONS.
               -------------

          10.1      GENERAL.  Distributions of cash or property may be made in
                    -------
accordance herewith at such times as the Managing Partner deems appropriate in the order provided in this Section 10, subject to the limitations, if any, set forth in the agreements governing the Partnership's Indebtedness, including the indenture governing the Partnership's and Trump Atlantic City Funding, Inc.'s First Mortgage Notes due 2006 and ancillary documents relating thereto.

               10.2 DISTRIBUTIONS FOR TAXES.
                    -----------------------

          (a) The Partnership shall distribute to each Partner in one or more payments, including payments described in paragraph (b) from time to time during each year, but in no event later than March 1 of the year immediately following such year, an aggregate cash sum equal to the product of (i) Tax Amounts in respect of the taxable year, or portion thereof, for which such distribution is being made and (ii) the Partner's Percentage Interest. In addition, the Partnership shall make additional pro rata distributions as are necessary to reflect adjustments, as determined in good faith by the board of directors of the General Partner, to any item affecting Tax Amounts, as reflected on the Partnership's tax return, as it may be amended from time to time, or as a result of a concluded tax audit.

          (b) In addition to the certificates required by Section 9.5, the Partnership shall furnish the Partners with such information as they shall reasonably request from time to time respecting estimates of the Partnership's taxable income or loss (and items thereof) for any fiscal year or portion thereof. If, in any year, any Partner shall be required to make federal, state or local estimated income tax payments under applicable law and regulations, then, at least thirty (30) days prior to the date (the "Estimated Payment Date") upon which any such payments are due, the Partnership shall deliver to each Partner the certificates required by Section 9.6, indicating the amount (the "Estimated Payment") of the tax in respect of the respective Tax Amounts due on the Estimated Payment Date, and not later than fifteen (15) days prior to such Estimated Payment Date, the Partnership shall pay to such Partner an amount equal to such Estimated Payment. The amount of each Estimated Payment received by such Partner shall be treated as a non-interest bearing advance against the amounts distributable in respect of such Partner's pro rata share of Tax Amounts to such Partner for such year. If the aggregate amount of the Estimated Payments received by a Partner for any year shall exceed the distribution to which such Partner actually is entitled under paragraph (a) above, such Partner shall forthwith repay such excess to the Partnership on or before the date set forth in paragraph (a) above, unless such excess shall have been paid to taxing authorities in which event such excess shall be applied to reduce the amount otherwise distributable pursuant to this Section 10.2 in respect of the Partnership's next succeeding fiscal year or years. Each Partner shall seek, to the extent entitled thereto, and contribute to the Partnership any refund of taxes paid by such

Partner out of amounts distributed pursuant to this Section 10.2 promptly after receipt of such refund.

               10.3 OTHER DISTRIBUTIONS.  After payments and distributions, if
                    -------------------
any, of the amounts set forth in Section 10.2 above, the Partnership may distribute, in the discretion of the Managing Partner, cash or other property, valued at its Fair Market Value, to the Partners. Any such distributions shall be made (i) first in proportion to, and to the extent of their then positive Capital Account balances and (ii) then in accordance with their Percentage Interests.

               10.4 WITHHOLDING PAYMENTS REQUIRED BY LAW.
                    ------------------------------------

          (a) Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, unless and to the extent that funds shall have been provided by such Partner pursuant to the last sentence of this Section 10.4(a), the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the rate announced from time to time by Citibank, N.A. (or any successor thereto) as its "prime rate", compounded monthly (but in no event higher that the highest interest rate permitted by applicable law). So long as any Tax Payment Loan to any Partner or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distributions first to the payment of any unpaid interest on such Tax Payment Loan and then to the repayment of the principal thereof, and no such future distributions shall be paid to such Partner until all of such principal and interest has been paid in full. If the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to a Partner, the Partnership shall notify such Partner at least five (5) Business Days in advance of the date upon which the Partnership would be required to make a Tax Payment Loan under this Section 10.4(a) (the "Tax Payment Loan Date") and provide such Partner the opportunity to pay to the Partnership, on or before the Tax Payment Loan Date, all or a portion of such deficit.

          (b) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provision of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section 10.4. Nothing in this Section 10.4 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

          (c) In the event that a Tax Payment Loan is not paid by a Limited Partner within thirty (30) days after written demand therefor is made by the General Partner, the General Partner may cause all distributions that would otherwise be made to such Limited Partner to be retained by the Partnership, up to the amount necessary to repay such Tax Payment Loan, including all accrued and unpaid interest thereon, and such retained distributions shall be applied against, first, the accrued interest on and, second, the principal of, such Tax
         -----                               ------
Payment Loan.

          10.5      NON-RECOURSE.  Notwithstanding any other provisions of this
                    ------------
Agreement, the obligations to make distributions contemplated hereby shall be limited to the assets of the Partnership and shall be non-recourse with respect to the Partners and any of their assets.

          11.  TRANSFERS AND WITHDRAWAL.
               ------------------------

          11.1      SALE AND TRANSFER OF PARTNERSHIP INTERESTS.  No Partnership
                    ------------------------------------------
Interest or any portion thereof may be sold or otherwise transferred, whether by gift, pledge, by operation of law or otherwise, including any transfer upon liquidation and dissolution (but excluding all transfers upon or by reason of death), unless (x) the transfer and the Transferee are approved in advance by all the Partners, except with respect to any transfer resulting from exercise of any rights under the Pledge Agreement, (y) the transfer and the Transferee are approved by the Commission and (z) the Transferee becomes a party to this Agreement and assumes all of the obligations hereunder of its transferor and agrees to be bound by the terms and conditions hereof in the same manner as its transferor in each case to the extent of the Partnership Interest transferred. Each Transferee shall have all rights hereunder as given to the original party hereto or subsequent transferee thereof. The foregoing notwithstanding, no transfer of a Partnership Interest (other than a transfer upon the exercise of any rights under the Pledge Agreements) shall be effective if, in the opinion of counsel to the Partnership, such transfer, when added to the total of all other Partnership

Interests transferred within the period of 12 consecutive months prior to the proposed date of transfer, would result in a termination of the Partnership under Section 708 of the Code or that would cause the Partnership to be treated as a "publicly-traded partnership" under the Code.

          12.  BOOKS AND RECORDS.
               -----------------

              12.1 COMPLETE BOOKS.  At all times during the continuance of the
                   --------------
Partnership, the Partnership shall keep or cause to be kept full and complete books of account in which shall be entered fully and accurately each transaction of the Partnership, including the Capital Accounts of the Partners.

              12.2 METHOD OF RECORDKEEPING. All of the Partnership's books of
                   -----------------------
account shall at all times be maintained at the principal office of the Partnership and shall be open to the inspection and examination of the Partners or their representatives during reasonable hours. All books and records of the Partnership shall be kept on an accrual basis of accounting with an annual accounting period ending December 31, except for the final accounting period which shall end on the date of the final dissolution or termination of the Partnership. All references in this Agreement to a "fiscal year" are to such an annual accounting period.

              12.3      TAX INFORMATION.  The Partnership shall be treated as a
                        ---------------
Partnership for federal and state income tax and franchise tax purposes; accordingly, the Partnership shall cause to be prepared and filed on or before the due date annually a United States Partnership Return of Income and any necessary state income and franchise tax returns on a partnership basis. Such returns shall be submitted to the Partners for review no later than the tenth Business Day prior to the date on which such return is due, as such date may be extended as the result of any extension obtained. Each Partner shall notify the other Partners upon receipt of any notice of any tax examination by any federal, state or local authority pertaining to the Partnership or the other Partners.
No settlement of any tax issue concerning or having an effect upon the Partnership shall be made by any Partner except upon the approval of the tax matters partner, designated pursuant to Section 14.12.

              12.4      INDEPENDENT ACCOUNTANTS.  The accountants for the
                        -----------------------
Partnership shall be Arthur Andersen LLP or such other nationally recognized firm of certified public accountants as determined by the Managing Partner.

          13.  DISSOLUTION, LIQUIDATION AND WINDING-UP.
               ---------------------------------------

          13.1      ACCOUNTING.  In the event of the dissolution, liquidation
                    ----------
and winding-up of the Partnership, a proper accounting shall be made of the Capital Account of each Partner and of the Net Income or Net Loss of the Partnership from the date of the last previous accounting to the date of dissolution.

          13.2      DISTRIBUTION ON DISSOLUTION.  In the event of the
                    ---------------------------
dissolution and liquidation of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution in the following rank and order:

                    (a) Payment of creditors of the Partnership, other than creditors who are Partners;

                    (b) Payment of creditors of the Partnership who are Partners;

                    (c) Establishment of reserves to provide for contingent liabilities, if any; and

                    (d) To the Partners in accordance with the positive balances in their Capital Accounts after giving effect to all contributions, distributions and allocations for all periods.

               13.3 TIMING REQUIREMENTS.
                    -------------------

          (a) In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 13.2(d) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

          (b) Notwithstanding the provisions of Section 13.2 hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Partners determine that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Partners may defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership.

               13.4 DISSOLUTION.  The Partnership shall be dissolved upon the
                    -----------
occurrence of any of the following events:

          (a) the dissolution, liquidation, termination, withdrawal, death, insanity, retirement or Bankruptcy of a Partner or other event causing dissolution under the New Jersey Uniform Partnership Law;

          (b) the election to dissolve the Partnership made in writing by the Partners;

          (c) the sale or other disposition of all or substantially all of the assets of the Partnership unless the Partners elect to continue the Partnership business for the purpose of the receipt and the collection of indebtedness or the collection of any other consideration to be received in exchange for the assets of the Partnership (which activities shall be deemed to be part of the winding-up of the affairs of the Partnership); or

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the New Jersey Uniform Partnership Law, which decree is final and not subject to appeal.

          Following an event causing a dissolution of the Partnership, the Partnership shall be wound-up and terminated unless the business of the Partnership is continued by the Partnership in reconstituted form pursuant to
Section 13.5.

          13.5      CONTINUATION OF THE PARTNERSHIP.  Upon the Bankruptcy,
                    -------------------------------
dissolution, liquidation, withdrawal, death, retirement or insanity of any Partner, or any other event of dissolution under the New Jersey Uniform Partnership Law, within 90 days thereafter, all of the remaining Partners may elect to reconstitute the Partnership and continue its business.

          14.  MISCELLANEOUS.
               -------------

          14.1      AMENDMENTS.  This Agreement may be amended, modified or
                    ----------
cancelled, and the terms and conditions hereof may be waived, only by a written instrument signed by each of its Partners.

          14.2      COUNTERPARTS.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed as original, but all of which together shall constitute one and the same instrument.

          14.3      FURTHER ASSURANCES.  Each of the Partners hereby agrees to
                    ------------------
execute and deliver all such other and additional instruments and documents and to do such other acts and things as may be necessary to more fully effectuate this Partnership, carry on the Partnership's business and effectuate this Agreement.

          14.4      VARIATIONS OF PRONOUNS.  All pronouns and all variations
                    ----------------------
thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person may require.

          14.5      NON-WAIVER.  No delay on the part of any party in exercising
                    ----------
any right hereunder shall operate as a waiver thereof, nor shall any waiver, express or implied, by any Partner of any right hereunder or of any failure to perform or breach hereof by any other Partner constitute or be deemed a waiver of any other right hereunder or of any other failure to perform or breach hereof by the same or any other Partner, whether or a similar or dissimilar nature thereof.

          14.6      SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS.  Termination of
                    ------------------------------------------
the Partnership for any cause shall not release any party from any liability which at the time of termination had already accrued to any other party or which thereafter may accrue in respect of any act or omission prior to such termination.

          14.7      SEVERABILITY.  Any provision of this Agreement that is
                    ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

          14.8      GOVERNING LAW.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of New Jersey regardless of the laws that might otherwise under applicable principles of conflict of laws thereof.

          14.9      CASINO CONTROL COMMISSION REGULATION.  Notwithstanding
                    ------------------------------------
anything to the contrary contained herein, this Agreement will be deemed to include all provisions required by the Casino Control Act and to the extent that anything contained herein is inconsistent therewith, the provisions of the Casino Control Act shall govern. All provisions of the Casino Control Act, to the extent required by law to be included in this Agreement, are incorporated herein by reference as if fully restated herein.

          All securities (as such term is defined in the Casino Control Act) of the Partnership are held subject to the condition that, as of the date the New Jersey Casino Control Commission (the "Commission") serves notice of its determination of disqualification of a holder thereof, such holder shall (a) not receive any dividends or interest upon any such securities; (b) not exercise, directly or through any trustee or nominee, any voting right conferred by such securities; and (c) not receive any remuneration in any form from Trump Plaza Associates, a New Jersey general partnership ("TPA"), in which the Partnership holds a partnership interest, or Trump Taj Mahal Associates, a New Jersey general partnership ("TTMA"), in which the Partnership holds a partnership interest for services rendered or otherwise.

          All transfers (as defined by the Casino Control Act) of non-publicly traded securities (as defined by the Casino Control Act), shares and other interests in the Partnership shall be subject to the right of prior approval by the Commission. The Partnership shall have the absolute right to repurchase at the market price or purchase price, whichever is the lesser, any security, share or other interest in the Partnership in the event that the Commission disapproves a transfer in accordance with the provisions of the Casino Control Act.

          Any publicly traded securities of the Partnership are held subject to the condition that, if a holder thereof is found to be disqualified by the Commission, such holder shall dispose of its, his or her interest in the Partnership. If any unsuitable or disqualified holder fails to dispose of its, his or her Securities, within 180 days following each disqualification:

          (i) such publicly traded securities shall be subject to redemption by the Partnership, if in the judgment of the Managing Partner such action should be taken, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by TPA, TTMA, the Partnership or any subsidiary thereof, to conduct any portion of the business of TPA, TTMA, the Partnership or such subsidiary, which license or franchise is conditioned upon some or all of the holders of the Partnership's securities possessing prescribed qualifications, and

          (ii) such unsuitable or disqualified holder shall indemnify the Partnership for any and all direct or indirect costs, including attorneys' fees, incurred by the Partnership as a result of such holder's continuing ownership or failure to divest promptly.

          The redemption price for all publicly traded securities, including the Securities, to be redeemed by the Partnership pursuant to this Section 14.9 shall be equal to:

          (a) the mean of the average closing sales prices for the thirty trading days immediately prior to the date of determination of such value on the largest national securities exchange on which such securities shall have traded on such trading days,

          (b) if no such sales of such securities occurred during such thirty-day period or if the securities are not so listed but are traded in the over-the-counter market the quotations available in the National Association of Securities

Dealers Automated Quotation System ("NASDAQ"), the mean between the "bid" and "asked" prices on such national securities exchange or as quoted in NASDAQ, as the case may be, during such thirty-day period, or

          (c) if (a) or (b) above do not apply, at a redemption price equal to the fair value of such securities as determined by the Managing Partner (such determinations to be conclusive and binding on all parties).

          Notwithstanding the preceding paragraph, with respect to such publicly traded securities, including the Securities, held in an interim casino authorization trust which the Commission has ordered to become operative:

          (a) during the time such trust is operative, the holder may not participate in the earnings of the casino hotel or receive any return on its investment or debt security holdings; and

          (b) after disposition of the securities by the trustee of the interim casino authorization trust, proceeds distributed to an unqualified former holder of same may not exceed the lower of their actual cost to the unqualified holder or their value calculated as if the investment had been made on the date the trust became operative.

    14.10 CERTIFICATE OF INTEREST. Notwithstanding anything to the contrary
          -----------------------
contained in this Agreement:

          (i) The interest of each Partner in the Partnership shall be evidenced by a Certificate of Interest. The Certificates of Interest in the Partnership, together with a Certificate Transfer Ledger, shall be maintained at the principal office of the Partnership. Each such Certificate shall be serially numbered and shall be issued by, or at the written direction of, each of the General Partners to the lawful holder of an interest in the Partnership, upon payment by the issuee of the full amount of the capital contributions then due with respect to its interest in the Partnership represented by such Certificate. All Certificates shall be executed in the name of the Partnership by each of the General Partners or their designee(s). Each Certificate shall state on its face the name of the registered holder thereof and the then interest in the Partnership held by the issuee; and shall bear, on both sides thereof, a statement of the restrictions imposed by Section 105 of the Casino Control Act.

          (ii) Certificates of Interest in the Partnership may be transferred by the lawful holders thereof only in connection with the transfer of all or part of the interest of such holder in the Partnership, and only in accordance with the provisions of this Agreement. All such transfers shall be effected by duly executed and acknowledged instruments of assignment, each of which shall be fully recorded on the Certificate Transfer Ledger. No effect shall be given to any purported assignment of a Certificate, or transfer of the interest in the Partnership evidenced thereby, unless such assignment and transfer shall be in compliance with the terms and provisions of this Agreement, and any attempted assignment or transfer in contravention hereof shall be ineffectual.

          (iii) In the event that a Certificate of Interest shall be lost, stolen, destroyed or mutilated, the Partnership may cause a replacement Certificate to be issued upon such terms and conditions as shall be fixed by the Partners, including, without limitation, provision for indemnity and the posting of a bond or other adequate security as security therefor. No replacement Certificate shall be issued to any person unless such person has surrendered the Certificate to be replaced, or has complied with the terms of this subsection.

          (iv) The Certificate Transfer Ledger, containing the names and addresses of all Partners and the interest of each Partner in the Partnership, shall be open to the inspection of the Partners at the principal office of the Partnership during usual business hours upon request of any Partner. Such Ledger shall, in addition, be available for inspection by the Commission or the Division of Gaming Enforcement of the State of New Jersey and each of their respective authorized agents at all reasonable times without notice.

          14.11 HEADINGS.  The descriptive headings contained in this Agreement
                --------
are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          14.12 TAX MATTERS PARTNER.  Holdings shall be the "tax matters
                -------------------
partner" under the Code and all applicable tax laws and shall, in its sole discretion, make or revoke all tax elections, resolve allocations issues and handle all tax audits, controversies and proceedings. TPHI and Holdings agree that Holdings, acting through the Partnership, shall have the authority to handle and resolve all tax controversies involving Holdings, TPHI and/or the Partnership in such manner as Holdings in its sole discretion determines, provided that the Partnership shall bear all accounting and legal expenses incurred in connection therewith. Notwithstanding the foregoing, Trump shall have the right to control the resolution of tax matters affecting or relating to TTMA in respect to periods ending on or prior to the date hereof, including requiring the Partnership and TTMA to adjust the tax basis of assets held by TTMA in connection with the resolution of such tax matters to the extent such basis adjustments shall not reduce Trump Hotels & Casino Resorts, Inc.'s share of federal income tax depreciation and cost recovery deductions in respect of assets held by TTMA as of the date hereof and contributions of the interest in TTMA to the Partnership.

          14.13 INDEMNIFICATION.  The Partnership shall indemnify and hold
                ---------------
harmless each Partner, its Affiliates, and all officers, directors, employees and agents (individually, an "Agent") of such Partner, and its affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, brought or threatened in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Partnership or their status as an Agent including without limitation liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a Partner, an Affiliate of a Partner, or an Agent of a Partner or of an Affiliate of a Partner at the time any such liability or expense is paid or incurred, so long as such indemnified person acted in good faith on behalf of the Partnership, TPHI or Holdings and in a manner reasonably believed by such person to be in or not opposed to the best interests of the Partnership, TPHI or Holdings but only if such course of conduct does not constitute gross negligence or willful misconduct; provided that such indemnification or agreement to hold harmless shall be recoverable only out of assets of the Partnership and not from the Partners and; provided, further that no indemnification shall be made to or on behalf of an Indemnitee if a judgment or other final adjudication adverse to the Indemnitee establishes that his or its acts or omissions (i) in the case of an Indemnitee who is or was a director of TPHI or the Holdings managing general partner, were in breach of his duty of loyalty to TPHI or the Holdings managing general partner, as the case may be, or were not in good faith or involved a knowing violation of law, or resulted in receipt by the Indemnitee of an improper personal benefit or (ii) in the case of all other Indemnitees, constituted gross negligence or willful misconduct. Termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not itself create a presumption that such Indemnitee did not meet the applicable standard of conduct for indemnification. Indemnity shall be paid in advance of the final disposition of the proceeding to an Indemnitee provided that the Indemnitee undertakes to repay the Partnership if it shall ultimately be determined that he or it is not entitled to indemnification as provided by this Section 14.13. The indemnification provided by this Section 14.13 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to action in the Indemnitee's capacity as a Partner, an Affiliate of a Partner, or as an officer, director, employee or agent of a Partner or Affiliate of a Partner and as to any action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. No Indemnitee shall be denied indemnification in whole or in part under this
Section 14.13 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if such interest was fully disclosed and the transaction was approved by Funding.

          Any indemnification or advance under this Section 14.13 to an Indemnitee shall be made promptly and in any event within thirty (30) days upon the written request of the individual seeking indemnification. The right to indemnification or advances as granted under this Section 14.13 shall be enforceable by any such individual seeking indemnification in any court of competent jurisdiction, if the Partnership denies such request, in whole or in part, or if no disposition thereof is made within thirty (30) days. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification or advances, in whole or in part, in any such action shall also be indemnified by the Partnership. It shall be a defense to any such action that there has been a judgment or other final adjudication adverse to the claimant which established that his acts or omissions did not meet the standard of conduct required by the first paragraph of this Section 14.13, but the burden of proving such defense shall be on the Partnership. Neither the failure of the Partnership to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct, nor the fact that there has been an actual determination by the Partnership that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          The partnership shall have the power to purchase and maintain insurance, and to furnish similar protection (including but not limited to providing a trust fund, letter of credit, self-insurance or indemnification contract), on behalf of any individual to whom indemnification or advances may be paid hereunder, against any expenses, fees or liabilities for which indemnification or advances may be paid hereunder.

          14.14 SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                ----------------------
and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns, including any pledgee upon the foreclosure of any pledge of a Partner's Partnership Interest in the Partnership.

                              Partners:

                              TRUMP HOTELS & CASINO RESORTS
                                HOLDINGS, L.P.

                              By:  TRUMP HOTELS & CASINO RESORTS,
                                    INC., general partner



                                    By:___________________________
                                         Nicholas L. Ribis
                                         President

                              TRUMP PLAZA HOLDING, INC.



                              By:____________________________
                                    Donald J. Trump
                                    President